BAIRD FUNDS, INC.

                          INVESTMENT ADVISORY AGREEMENT

         THIS AGREEMENT is entered into as of the _____ day of ______, 2000, between Baird Funds, Inc., a Wisconsin corporation (the "Corporation"), and Robert W. Baird & Co. Incorporated, a Wisconsin corporation (the "Advisor").

                               W I T N E S S E T H

         WHEREAS, the Corporation is an open-end investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"). The Corporation is authorized to create separate series, each with its own separate investment portfolio (the "Funds"), and the beneficial interest in each such series will be represented by a separate series of shares (the "Shares").

         WHEREAS, the Advisor is a registered investment advisor, engaged in the business of rendering investment advisory services.

         WHEREAS, in managing the Corporation's assets, as well as in the conduct of certain of its affairs, the Corporation seeks the benefit of the Advisor's services and its assistance in performing certain managerial functions. The Advisor desires to furnish such services and to perform the functions assigned to it under this Agreement for the consideration provided for herein.

         NOW THEREFORE, the parties mutually agree as follows:

1. APPOINTMENT OF THE ADVISOR. The Corporation hereby appoints the Advisor as investment advisor for each of the Funds of the Corporation on whose behalf the Corporation executes an Exhibit to this Agreement, and the Advisor, by execution of each such Exhibit, accepts the appointments. Subject to the direction of the Board of Directors (the "Directors") of the Corporation, the Advisor shall manage the investment and reinvestment of the assets of each Fund in accordance with the Fund's investment objective and policies and limitations, for the period and upon the terms herein set forth. The investment of funds shall also be subject to all applicable restrictions of the Articles of Incorporation and By-Laws of the Corporation as may from time to time be in force.

2. EXPENSES PAID BY THE ADVISOR. In addition to the expenses which the Advisor may incur in the performance of its responsibilities under this Agreement, and the expenses which it may expressly undertake to incur and pay, the Advisor shall incur and pay all reasonable compensation, fees and related expenses of the Corporation's officers and its Directors, except for such Directors who are not interested persons (as that term is defined in Section 2(a)(19) of the 1940
Act) of the Advisor, and all expenses related to the rental and maintenance of the principal offices of the Corporation.

3. INVESTMENT ADVISORY FUNCTIONS. In its capacity as investment advisor, the Advisor shall have the following responsibilities:

(a) To furnish continuous advice and recommendations to the Funds, as to the acquisition, holding or disposition of any or all of the securities or other assets which the Funds may own or contemplate acquiring from time to time;

(b) To cause its officers to attend meetings and furnish oral or written reports, as the Corporation may reasonably require, in order to keep the Directors and appropriate officers of the Corporation fully informed as to the condition of the investments of the Funds, the investment recommendations of the Advisor, and the investment considerations which have given rise to those recommendations; and

(c) To supervise the purchase and sale of securities or other assets as directed by the appropriate officers of the Corporation.

The services of the Advisor are not to be deemed exclusive and the Advisor shall be free to render similar services to others as long as its services for others does not in any way hinder, preclude or prevent the Advisor from performing its duties and obligations under this Agreement. In the absence of willful misfeasance, bad faith, gross negligence or reckless disregard of obligations or duties hereunder on the part of the Advisor, the Advisor shall not be subject to liability to the Corporation, the Funds, or to any shareholder for any act or omission in the course of, or in connection with, rendering services hereunder or for any losses that may be sustained in the purchase, holding or sale of any security.

4. OBLIGATIONS OF THE CORPORATION. The Corporation shall have the following obligations under this Agreement:

(a) To keep the Advisor continuously and fully informed as to the composition of the Funds' investments and the nature of all of their respective assets and liabilities;

(b) To furnish the Advisor with a copy of any financial statement or report prepared for it by certified or independent public accountants, and with copies of any financial statements or reports made to the Funds' shareholders or to any governmental body or securities exchange;

(c) To furnish the Advisor with any further materials or information which the Advisor may reasonably request to enable it to perform its functions under this Agreement; and

(d) To compensate the Advisor for its services in accordance with the provisions of paragraph 5 hereof.

5. COMPENSATION. The Corporation will pay the Advisor a fee for its services with respect to each Fund (the "Advisory Fee") at the annual rate set forth on the Exhibits hereto. The Advisory Fee shall be accrued each calendar day during the term of this Agreement and the sum of the daily fee accruals shall be paid monthly as soon as practicable following the last day of each month. The daily fee accruals will be computed by multiplying 1/365 by the annual rate and multiplying the product by the net asset value of the Fund as determined in accordance with the Corporation's registration statement as of the close of business on the previous day on which the Fund was open for business, or in such other manner as the parties agree. The Advisor may from time to time and for such periods as it deems appropriate or for such time and to the extent agreed on the Exhibits hereto for a Fund reduce its compensation and/or assume expenses for one or more of the Funds (including initial organization costs); PROVIDED, HOWEVER, that with respect to any agreement set forth on the Exhibits hereto the Advisor shall be entitled to recoup such amounts for a period of up to three (3) years from the date such amount was reduced or assumed.

6. EXPENSES PAID BY CORPORATION.

(a) Except as provided in this paragraph, nothing in this Agreement shall be construed to impose upon the Advisor the obligation to incur, pay or reimburse the Corporation for any expenses not specifically assumed by the Advisor under paragraph 2 above. Each Fund shall pay or cause to be paid all of its expenses and the Fund's allocable share of the Corporation's expenses, including, but not limited to, investment advisor fees; any compensation, fees, or reimbursements which the Corporation pays to its Directors who are not interested persons (as that phrase is defined in Section 2(a)(19) of the 1940 Act) of the Advisor; fees and expenses of the custodian, transfer agent, registrar or dividend disbursing agent; current legal, accounting and printing expenses; administrative, clerical, recordkeeping and bookkeeping expenses; brokerage commissions and all other expenses in connection with the execution of Fund transactions; interest; all federal, state and local taxes (including stamp, excise, income and franchise taxes); expenses of shareholders' meetings and of preparing, printing and distributing proxy statements, notices and reports to shareholders; expenses of preparing and filing reports and tax returns with federal and state regulatory authorities; and all expenses incurred in complying with all federal and state laws and the laws of any foreign country applicable to the issue, offer or sale of Shares of the Funds, including but not limited to, all costs involved in the registration or qualification of Shares of the Funds for sale in any jurisdiction and all costs involved in preparing, printing and distributing prospectuses and statements of additional information to existing shareholders of the Funds.

(b) If expenses borne by a Fund in any fiscal year (including the Advisor's fee, but excluding taxes, interest, brokerage commissions, Rule 12b-1 expenses and similar fees) exceed those set forth in any statutory or regulatory formula applicable to a Fund, the Advisor will reimburse the Fund for any excess.

7. BROKERAGE COMMISSIONS. For purposes of this Agreement, brokerage commissions paid by a Fund upon the purchase or sale of securities shall be considered a cost of the securities of the Fund and shall be paid by the respective Fund. The Advisor is authorized and directed to place Fund transactions only with brokers and dealers who render satisfactory service in the execution of orders at the most favorable prices and at reasonable commission rates; provided, however, that the Advisor may pay a broker or dealer an amount of commission for effecting a securities transaction in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Advisor determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer viewed in terms of either that particular transaction or the overall responsibilities of the Advisor. In placing Fund business with such broker or dealers, the Advisor shall seek the best execution of each transaction, and all such brokerage placement shall be made in compliance with
Section 28(e) of the Securities Exchange Act of 1934, as amended, and other applicable state and federal laws. Notwithstanding the foregoing, the Corporation shall retain the right to direct the placement of all Fund transactions, and the Directors may establish policies or guidelines to be followed by the Advisor in placing Fund transactions for the Funds pursuant to the foregoing provisions.

8. PROPRIETARY RIGHTS. The Advisor has proprietary rights in each Fund's name and the Corporation's name. The Corporation acknowledges and agrees that the Advisor may withdraw the use of such names from the Funds or the Corporation should it cease to act as the investment advisor to any Fund.

9. TERMINATION. This Agreement may be terminated at any time, without penalty, by the Directors of the Corporation or by the shareholders of a Fund acting by the vote of at least a majority of its outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act), provided in either case that 60 days' written notice of termination be given to the Advisor at its principal place of business. This Agreement may also be terminated by the Advisor at any time by giving 60 days' written notice of termination to the Corporation, addressed to its principal place of business.

10. ASSIGNMENT. This Agreement shall terminate automatically in the event of any assignment (within the meaning of Section 2(a)(4) of the 1940 Act) of this Agreement.

11. TERM. This Agreement shall begin for each Fund as of the date of execution of the applicable Exhibit and shall continue in effect with respect to each Fund (and any subsequent Funds added pursuant to an Exhibit during the initial term of this Agreement) for two years from the date of this Agreement and thereafter for successive periods of one year, subject to the provisions for termination and all of the other terms and conditions hereof if such continuation shall be specifically approved at least annually (i) by the vote of a majority of the Directors of the Corporation, including a majority of the Directors who are not parties to this Agreement or "interested persons" of any such party (as defined in the 1940 Act), cast in person at a meeting called for that purpose or (ii) by the vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of each Fund. If a Fund is added after the first approval by the Directors as described above, this Agreement will be effective as to that Fund upon execution of the applicable Exhibit and will continue in effect until the next annual approval of this Agreement by the Directors and thereafter for successive periods of one year, subject to approval as described above.

12. AMENDMENTS. This Agreement may be amended by the mutual consent of the parties, provided that the terms of each such amendment shall be approved by the Directors or by the affirmative vote of a majority of the outstanding voting securities (as that phrase is defined in Section 2(a)(42) of the 1940 Act) of each Fund.

13. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Wisconsin, provided, however that nothing herein shall be construed in a manner that is inconsistent with the 1940 Act, the Investment Advisers Act of 1940, as amended, or the rules and regulations promulgated with respect to such respective Acts.

         This Agreement will become binding on the parties hereto upon their execution of the Exhibits to this Agreement.


                                    EXHIBIT A
                                     to the
                          Investment Advisory Agreement

                           BAIRD SHORT-TERM BOND FUND

         For all services rendered by the Advisor hereunder, the Corporation shall pay the Advisor, on behalf of the above-named Fund, and the Advisor agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.25% of the average daily net assets of the Fund.

         The annual investment advisory fee shall be accrued daily at the rate of 1/365th of 0.25% applied to the daily net assets of the Fund. The advisory fee so accrued shall be paid by the Corporation to the Advisor monthly.

         Executed as of this ____ day of ____________________, 2000.

                                  THE ADVISOR:

                                  ROBERT W. BAIRD & CO. INCORPORATED


                                  By:
                                     ______________________________
                                      [INSERT NAME AND TITLE]

                                  THE CORPORATION:

                                  BAIRD FUNDS, INC.

                                  By:
                                     ______________________________
                                      [INSERT NAME AND TITLE]


                                    EXHIBIT B
                                     to the
                          Investment Advisory Agreement

                          BAIRD INTERMEDIATE BOND FUND

         For all services rendered by the Advisor hereunder, the Corporation shall pay the Advisor, on behalf of the above-named Fund, and the Advisor agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.25% of the average daily net assets of the Fund.

         The annual investment advisory fee shall be accrued daily at the rate of 1/365th of 0.25% applied to the daily net assets of the Fund. The advisory fee so accrued shall be paid by the Corporation to the Advisor monthly.

         Executed as of this ____ day of ____________________, 2000.

                                  THE ADVISOR:

                                  ROBERT W. BAIRD & CO. INCORPORATED


                                  By:
                                      _______________________________
                                      [INSERT NAME AND TITLE]


                                  THE CORPORATION:

                                  BAIRD FUNDS, INC.


                                  By:
                                      _______________________________
                                      [INSERT NAME AND TITLE]


                                    EXHIBIT C
                                     to the
                          Investment Advisory Agreement

                              BAIRD CORE BOND FUND

         For all services rendered by the Advisor hereunder, the Corporation shall pay the Advisor, on behalf of the above-named Fund, and the Advisor agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.25% of the average daily net assets of the Fund.

         The annual investment advisory fee shall be accrued daily at the rate of 1/365th of 0.25% applied to the daily net assets of the Fund. The advisory fee so accrued shall be paid by the Corporation to the Advisor monthly.

         Executed as of this ____ day of ____________________, 2000.

                                  THE ADVISOR:

                                  ROBERT W. BAIRD & CO. INCORPORATED


                                  By:
                                      ______________________________
                                      [INSERT NAME AND TITLE]


                                  THE CORPORATION:

                                  BAIRD FUNDS, INC.


                                  By:
                                      _______________________________
                                      [INSERT NAME AND TITLE]


                                    EXHIBIT D
                                     to the
                          Investment Advisory Agreement

                     BAIRD INTERMEDIATE MUNICIPAL BOND FUND

         For all services rendered by the Advisor hereunder, the Corporation shall pay the Advisor, on behalf of the above-named Fund, and the Advisor agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.25% of the average daily net assets of the Fund.

         The annual investment advisory fee shall be accrued daily at the rate of 1/365th of 0.25% applied to the daily net assets of the Fund. The advisory fee so accrued shall be paid by the Corporation to the Advisor monthly.

         Executed as of this ____ day of ____________________, 2000.

                                  THE ADVISOR:

                                  ROBERT W. BAIRD & CO. INCORPORATED


                                  By:
                                      _________________________________
                                      [INSERT NAME AND TITLE]


                                  THE CORPORATION:

                                  BAIRD FUNDS, INC.


                                  By:
                                      ________________________________
                                      [INSERT NAME AND TITLE]


                                    EXHIBIT E
                                     to the
                          Investment Advisory Agreement

                            BAIRD HORIZON GROWTH FUND

         For all services rendered by the Advisor hereunder, the Corporation shall pay the Advisor, on behalf of the above-named Fund, and the Advisor agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.65% of the average daily net assets of the Fund.

         The Advisor hereby agrees that until ____________ ____, 2001, the Advisor will waive its fees and/or reimburse the Fund's operating expenses to the extent necessary to ensure that the total operating expenses, excluding taxes, interest and brokerage commissions (on an annual basis), do not exceed 1.65% of the Investor Class's average daily net assets and 1.40% of the Institutional Class's average daily net assets, subject to possible later recoupment as provided in Section 5.

         The annual investment advisory fee shall be accrued daily at the rate of 1/365th of 0.65% applied to the daily net assets of the Fund. The advisory fee so accrued shall be paid by the Corporation to the Advisor monthly.

         Executed as of this ____ day of ____________________, 2000.

                                  THE ADVISOR:

                                  ROBERT W. BAIRD & CO. INCORPORATED


                                  By:
                                      _______________________________
                                      [INSERT NAME AND TITLE]


                                  THE CORPORATION:

                                  BAIRD FUNDS, INC.


                                  By:
                                      ________________________________
                                      [INSERT NAME AND TITLE]


                                    EXHIBIT F
                                     to the
                          Investment Advisory Agreement

                            BAIRD AGGREGATE BOND FUND

         For all services rendered by the Advisor hereunder, the Corporation shall pay the Advisor, on behalf of the above-named Fund, and the Advisor agrees to accept as full compensation for all services rendered hereunder, an annual investment advisory fee equal to 0.25% of the average daily net assets of the Fund.

         The annual investment advisory fee shall be accrued daily at the rate of 1/365th of 0.25% applied to the daily net assets of the Fund. The advisory fee so accrued shall be paid by the Corporation to the Advisor monthly.

         Executed as of this ____ day of ____________________, 2000.

                                  THE ADVISOR:

                                  ROBERT W. BAIRD & CO. INCORPORATED


                                  By:
                                      _______________________________
                                      [INSERT NAME AND TITLE]


                                  THE CORPORATION:


                                  BAIRD FUNDS, INC.

                                  By:
                                      ________________________________
                                      [INSERT NAME AND TITLE]